Exhibit 99.1


                       Wings &Things, Inc.

                 CERTIFICATION OF PERIODIC REPORT
    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                      18 U.S.C. Section 1350

     I, Linda L. Perry, Principal Executive and Financial Officer of Wings &Things, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the annual report on Form 10-KSB of the Company for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: March 26, 2003
                                  /s/ Linda L. Perry
                                 __________________________________________
                                 Linda L. Perry
                                 Principal Executive and Financial Officer